SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. __)

☒	Filed by the Registrant

☐	Filed by a Party other than the Registrant

Check the appropriate box:

☒ Preliminary Proxy Statement	☐	Definitive Additional Materials

☐ Confidential, for Use of the	☐	Soliciting Material Pursuant to
the Commission Only (as permitted		14a-12
by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

BrandPartners Group, Inc.

(Name of Registrant as Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:	N/A

(2)	Aggregate number of securities to which transaction applies:	N/A

(3)	Per Unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):	N/A

(4)	Proposed maximum aggregate value of transaction:	N/A

(5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: _________________________________N/A________

(2)	Form, Schedule or Registration Statement No.:________________N/A________

(3)	Filing Party:____________________________________________N/A________

(4)	Date Filed:_____________________________________________N/A________

BrandPartners Group

July [       ], 2009

Dear Fellow Shareholders:

On behalf of the Board of Directors, we invite you to attend BrandPartners’ 2009 annual meeting of shareholders. The meeting will be held on Friday, August  7, 2009 at 9:00 a.m., local time, at the executive offices of the Company located at 10 Main Street, Rochester New Hampshire 03839. You can find directions to the meeting in the proxy statement and online at www.proxyvote.com.

The annual meeting is an opportunity to discuss matters of general interest to BrandPartners’ shareholders and for you to vote on the items included in the proxy statement. At this year’s meeting, you will be asked to elect Directors, ratify the appointment of the independent registered public accounting firm, approve an amendment to the BrandPartners’ Certificate of Incorporation increasing the Company’s authorized common stock from 100,000,000 shares to 200,000,000 shares. The Board of Directors recommends that you vote FOR all items presented on the agenda.

Only BrandPartners shareholders may attend the annual meeting. If you are a registered BrandPartners shareholder, your admission ticket is attached to your proxy card. If you hold your shares through a bank, broker or other institution, the proxy statement explains how to obtain an admission ticket at the meeting.

Your vote is very important. Please take the time to vote promptly so that your shares are represented at the meeting. We appreciate your participation and your ongoing interest in BrandPartners.

Sincerely,

James F. Brooks.
Chairman of the Board, CEO and President

Your vote is important. Please vote promptly.

You may vote online, by telephone or
by signing, dating and returning
the enclosed proxy card.

BrandPartners Group

NOTICE OF ANNUAL MEETING OF SHAREHOLDRS

The Annual Meeting of Shareowners of BrandPartners Group, Inc., A Delaware corporation (the "Company") will be held at the executive offices of the Company at 10 Main Street, Rochester, New Hampshire 03839, on Friday, August 7, 2009, at 9:00 a.m., local time for the  purposes of:

1.
Electing four (4) directors nominated by the Board of Directors, to serve as either a Class I director with a term of one (1) year or until a successor is elected and shall qualify, a Class II director with a term of two (2) years or until a successor is elected and shall qualify, or a Class III director with a term of three (3) years or until a successor is elected and shall qualify;

2.	To ratify the appointment of independent public accountants for the fiscal year ending December 31, 2009;

3.	To consider and vote on a proposal to, increase the authorized capital stock ofthe Company from 100,000,000 shares of common stock to 200,000,000 shares of common stock;

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors set June 29, 2009 as the record date for the meeting. This means that owners of record of Common Stock at the close of business on that date are entitled to:

• receive this notice of the meeting, and
• vote at the meeting and any adjournments or postponements of the meeting.

We will make available a list of shareowners as of the close of business on June 29, 2009 for inspection by shareowners during normal business hours for a period of ten days prior to the Annual Meeting at the Company's principal place of business, 10 Main Street, Rochester New Hampshire 03839. This list also will be available to shareowners at the meeting.

We have provided you the choice of voting your shares by Internet, telephone or mail, as outlined on the enclosed proxy card.  It is important that your shares are represented at the Annual Meeting regardless of the number you may hold.  We encourage you to vote by Internet, telephone, or mail even if you plan to attend the Annual Meeting.

By Order of the Board of Directors

s/s James F. Brooks

James F. Brooks
President, Chief Executive Officer and Secretary

Rochester, New Hampshire
June [ ], 2009

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on August 7, 2009: The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are available at http://www.proxyvote.com]

TABLE OF CONTENTS

PROXY STATEMENT	1

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING	3

ELECTION OF DIRECTORS	7

REPORT OF THE AUDIT COMMITTEE	9

EXECUTIVE COMPENSATION	11

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS	16

APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION	16

OTHER MATTERS	19

ANNEX A

i

PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 7, 2009

GENERAL INFORMATION

This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of BrandPartners Group, Inc. (“BrandPartners”, the “Company”, “we”, “us”, or “our”,) for use at the 2009 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the executive offices of the Company, 10 Main Street, Rochester, New Hampshire 03839 on Friday, August 7, 2009 at 9:00 A.M. and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  Your proxy is requested, whether or not you attend in order to assure maximum participation and to expedite the proceedings.

At the Annual Meeting, stockholders will be requested to act upon the matters set forth in this Proxy Statement.  If you are not present at the meeting, your shares can be voted only when represented by proxy.  The shares represented by your proxy will be voted in accordance with your instructions if the proxy is properly signed and returned before the Annual Meeting.  You may revoke your proxy at any time prior to its being voted at the Annual Meeting by delivering a new duly executed proxy with a later date or by appearing and voting in person at the Annual Meeting.  It is anticipated that this Proxy Statement and accompanying proxy will first be mailed to the Company’s stockholders on or about July [   ], 2009.  The Company’s 2008 Annual Report to its stockholders on form 10-K, filed electronically (EDGAR System) with the Securities and Exchange Commission on March 31, 2009 is enclosed and should be read in conjunction with the matters set forth herein.  The expenses incidental to the preparation and mailing of this proxy material are being paid by the Company.  In addition to solicitation of proxies by mail, solicitations may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile.  No additional compensation will be paid for such solicitation and no solicitation is planned beyond the foregoing.  The Company will request brokers and nominees who hold stock in their names to furnish proxy materials to beneficial owners of such shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

Abstentions and broker non-votes will be counted toward determining whether a quorum is present.

The principal executive offices of the Company are located at 10 Main Street Rochester, New Hampshire 03839.  The telephone number is (603) 335-1400.

Outstanding Shares and Voting Rights

The only security entitled to vote at the Annual Meeting is the Company’s common stock, par value $0.01 per share (the “Common Stock”).  The Board of Directors has fixed June 29, 2009 at the close of business, as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.  At June 29, 2009 there were 43,010,858 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.  Each share of Common Stock is entitled to one vote at the Annual Meeting.  In accordance with the Company’s Amended Articles of Incorporation and By-laws, a majority of the shares of Common Stock outstanding and entitled to vote, when represented at the Annual Meeting, in person or by proxy, will constitute a quorum.  In accordance with the Amended Articles of Incorporation of the Company, provided a quorum of issued and outstanding shares entitled to vote are present in person or by proxy; the four directors receiving the highest number of affirmative votes will be elected as directors of the Annual Meeting.  This is called a plurality vote.  Abstentions and broker non-votes will not have the effect of votes in opposition to a person nominated as a director.  The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote is required to approve the amendment to the Articles of Incorporation to increase the authorized shares of Common Stock as well as to ratify the appointment of MSPC Certified Public Accountants and Advisors P.C. as the independent registered public accountants.

Brokers who hold shares of Common Stock in “street name” for customers have authority to vote on certain “routine” items on behalf of their clients if they do not receive voting instructions within ten days of the Annual Meeting pursuant to the rule of the New York Stock Exchange that govern brokers, including brokers that trade shares on NASDAQ.  Brokers will have discretionary authority to vote on the election of directors and the ratification of the independent registered public accountants, as those are considered routine items.  For matters that are not routine, if a broker has not received voting instructions from its client, the broker cannot vote the shares on that proposal.  This is called a “broker non-vote.”  Broker non-votes will be counted for purposes of establishing a quorum to conduct business at the Annual Meeting but not for determining the number of shares voted for or against a non-routine matter or as an abstention on that matter.

You may revoke your proxy at any time before the Annual Meeting by:

▪	Giving written notice to BrandPartners Group, Inc., Attention: Corporate Secretary, 10 Main Street, Rochester, NH 03839,

▪	Submitting a subsequent proxy by Internet, telephone or mail with a later date, or

▪	By voting in person at the Annual Meeting.

Shares represented by properly executed proxies will be voted at the Annual Meetings as specified, unless such proxies are subsequently revoked as provided above.

If no choice is specified on valid, unrevoked proxy, the shares will be voted as follows:

▪	FOR election of the four directors nominated by the Board of Directors,

▪	FOR the ratification of the appointment of MSPC Certified Public Accountants and Advisors P.C., as independent registered public accountants,

▪	FOR the approval of the amendment to the Articles of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 100,000,000 to 200,000,000 shares,

QUESTIONS AND ANSWERS ABOUT
THE MEETING AND VOTING

1.   What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated three of our directors as proxies for the 2009 Annual Meeting of Shareowners. These directors are James F. Brooks, Richard Levy and J. Weldon Chitwood.

2.   What is a proxy statement?

 It is a document that the Securities and Exchange Commission ("SEC") regulations require us to give you when we ask you to sign a proxy card designating James F. Brooks, Richard Levy and J. Weldon Chitwood, as proxies to vote on your behalf.

3.    What is the difference between a shareowner of record and a shareowner who holds stock in street name?

If your shares are registered in your name, you are a shareowner of record.

If your shares are held in the name of your broker or bank, your shares are held in street name.

4.  How do I get an admission card to attend the meeting?

If you are a shareowner of record, your proxy card is your admission card. You will need to bring it or a copy of it with you to the meeting.

If you own shares in street name, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy (described in question 5). Please note that if you own shares in street name and you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf.

You will also need to bring a photo ID to gain admission.

5.   How can I vote at the meeting if I own shares in street name?

You will need to ask your broker or bank for a legal proxy. You will need to bring the legal proxy with you to the meeting. You will not be able to vote your shares at the meeting without a legal proxy. Please note that if you request a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf. If you do not receive the legal proxy in time, you can follow the procedures as described in Question 4 to gain admission to the meeting.

6.   What different methods can I use to vote?

By Written Proxy. All shareowners can vote by written proxy card.

In Person. All shareowners may vote in person at the meeting (unless they are street name holders without a legal proxy, as described in question 5).

By Telephone. All shareholders may vote using the telephone number on the proxy card.

By Internet.  All shareholders may vote on the internet at the website www.proxyvote.com.  Each shareholder will be given a control number on his/her proxy card by which they can access the website.

7.   What is the record date and what does it mean?

 The record date for the 2009 Annual Meeting of Shareowners is June 29, 2009. The record date is established by the Board as required by Delaware law. Owners of record of Common Stock at the close of business on the record date are entitled to:
(a) receive notice of the meeting, and
(b) vote at the meeting and any adjournments or postponements of the meeting.

8.   How can I revoke a proxy?

        Shareowners can revoke a proxy prior to the completion of voting at the meeting by:
(a)  giving written notice to the Office of the Secretary of the Company,
(b)  delivering a later-dated proxy, or
(c)	voting in person at the meeting (unless they are street name holders without a legal proxy, as described in question 5).

9.   Are votes confidential? Who counts the votes?

We will hold the votes of all shareholders in confidence from directors, officers and employees except:
(a)	as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company,
(b)	in case of a contested proxy solicitation,
(c)	if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management, or
(d)	to allow the independent inspectors of election to certify the results of the vote.

We may retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

10.   What are my voting choices when voting for Director nominees, and what vote is needed to elect Directors?

 In the vote on the election of four Director nominees to serve, Shareholders may:
(a) vote in favor of all nominees,
(b) withhold votes as to all nominees, or
(c) withhold votes as to a specific nominee.

The Board recommends a vote FOR each of the nominees.

11.  What are my voting choices when voting on the ratification of the appointment of MSPC Certified Public Accountants and Advisors, P.C., as the independent auditors, and what vote is needed to ratify the appointment?

 In the vote on the ratification of the appointment of MSPC Certified Public Accountants and Advisors, P.C., as independent auditors, shareholders may:
(a)  vote in favor of the ratification,
(b)  vote against the ratification, or
(c)  abstain from voting on the ratification.

The proposal to ratify the appointment of MSPC Certified Public Accountants and Advisors, P.C. as independent auditors will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

The Board recommends a vote FOR this proposal.

12.   What are my voting choices when voting for an amendment to the Articles of Incorporation to increase the authorized common stock of the Company from 100,000,000 to 200,000,000 shares?

In the vote on the amendment to the Articles of Incorporation shareholders may:
(a)  vote in favor of the amendment,

(b)  vote against the amendment, or
(c)  abstain from voting on the amendment.

13.   What if I do not specify a choice for a matter when returning a proxy?

Shareholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of all Director nominees, FOR the proposal to ratify the appointment of MSPC Certified Public Accountants and Advisors, P.C. as independent auditors, and FOR the proposal to amend the Articles of Incorporation to increase the authorized common stock of the Company.

14.   How are abstentions and broker non-votes counted?

 Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

15.   Does the Company have a policy about Directors' attendance at the Annual Meeting of Shareowners?

The Company does not have a policy about Directors' attendance at the Annual Meeting of Shareowners.

16.   How are proxies solicited and what is the cost?

 We bear all expenses incurred in connection with the solicitation of proxies. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

 Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

17.   How can I request a single set of proxy materials for my household?

If you are a registered shareholder, please contact American Stock Transfer and Trust Co. to receive a single copy of the Annual Report to Shareholders and proxy statement each year, beginning 30 days after receipt of your instructions.

If you hold your shares through a broker, bank or other institution, you can contact that firm to request a single set of proxy materials.

18.   What is a shareholder proposal?

A shareholder proposal is your recommendation or requirement that the Company and/or its Board of Directors take action, which you intend to present at a meeting of the Company’s shareholders.  Your proposal should state as clearly as possible the course of action that you believe the Company should follow.  If your proposal is placed on the Company’s proxy card, the Company must also provide in the form of a proxy means for shareholders to specify by boxes a choice between approval or disapproval, or abstention.  Unless otherwise indicated, the word “proposal” as used in this section refers both to your proposal, and to your corresponding statement in support of your proposal (if any).

19.    Who is eligible to submit a proposal, and how do I demonstrate to the Company that I am eligible?

In order to be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1%, of the Company’s securities entitled to be voted on the proposal at the meeting for at least one year by the date you submit the proposal.  You must continue to hold those securities through the date of the meeting.

If you are the registered holder of your securities, which means that your name appears in the Company’s records as a shareholder, the Company can verify your eligibility on its own, although you will still have to provide the Company with a written statement that you intend to continue to hold the securities through the date of the meeting of shareholders.  However, if like many shareholders you are not a registered holder, the Company likely does not know that you are a shareholder, or how many shares you own.  In this case, at the time you submit your proposal, you must provide your eligibility to the Company in one of the two ways:

i.           The first way is to submit to the Company a written statement from the “record” holder of your securities (usually a broker or bank) verifying that, at the time you submitted your proposal, you continuously held the securities for at least one year.  You must also include your own written statement that you intend to continue to hold the securities through the date of the meeting of shareholders; or

ii.           The second way to prove ownership applies only if you have filed a Schedule 13D, Form 3, Form 4 and/or Form 5, or amendments to those documents or updated forms, reflecting your ownership of the shares as of or before the date on which the one-year eligibility period begins.  If you have filed one of these documents with the SEC, you may demonstrate your eligibility by submitting to the Company:

A.           A copy of the schedule and/or form, and any subsequent amendments reporting a change in your ownership level;

B.           Your written statement that you continuously held the required number of shares for the one-year period as of the date of the statement; and

C.           Your written statement that you intend to continue ownership of the shares through the date of the Company’s annual or special meeting.

20.   How many proposals may I submit:

Each shareholder may submit no more than one proposal to a Company for a particular shareholders’ meeting.

21.   How long can my proposal be?

The proposal, including any accompanying supporting statement, may not exceed 500 words.

22.   What is the deadline for submitting a proposal?

The deadline is calculated in the following manner if the proposal is submitted for a regularly scheduled annual meeting.  The proposal must be received at the Company’s principal executive offices not less than 120 calendar days before the date of the Company’s proxy statement released to the shareholders in connection with the previous year’s annual meeting.  However if the Company did not hold an annual meeting the previous year, or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials.

How to contact BrandPartners, Inc.

If you need more information about the Annual Meeting or would like copies of any of the materials posted on the Corporate Governance section of our website, please write to:

Corporate Secretary
BrandPartners Group, Inc.
10 Main Street
Rochester, NH  03839

PROPOSAL I
ELECTION OF DIRECTORS

There are currently five members of the Company's Board of Directors. Four of the five directors have consented to and are standing for election.  Mr. Clifford D. Brune who has served as a director since 2006 has elected not to stand for re-election.  Mr. Brune has no disagreements on any matter relating to the Company’s operations, policies or practices or the general direction of the Company.

Directors in accordance with the Company By-laws are divided into Class I, Class II and Class III. Each class serves for a term of three years provided a director serves for a full term.  As all terms have expired or are expiring, the directors standing for election at the annual meeting will serve staggered terms. The Class I Director’s term will expire in 2010.  The Class II Directors’ term will expire in 2011, and the Class III Directors’ term will expire in 2012.  Thereafter, the respective terms for each Class will be three years.

NOMINEES FOR DIRECTORS

At the Annual Meeting of Stockholders of the Company to be held August 7, 2009, four directors will be elected to serve for the terms and classes set forth herein.  J. Weldon Chitwood and Anthony S. Graham have been nominated as Class I Directors and if elected and qualify will serve for a term of one (1) year or until their successor are elected and qualified.  Thereafter, Class I Directors will serve for a term of three (3) years.  Richard Levy has been nominated to serve as a Class II Director. As a Class II Director, Mr. Levy if elected and qualified will serve for a two (2) year term.  Thereafter, Class II Directors will serve a three (3) year term.  James F. Brooks has been nominated to serve as a Class III Director.  As a Class III Director if elected and qualified, Mr. Brooks will serve for a three (3) year term.  Thereafter, Class III Directors will serve a three (3) year term.  The Board of Directors has proposed James F. Brooks, Richard Levy, J. Weldon Chitwood and Anthony S. Graham who have consented to serve if elected.  Messrs. Brooks, Levy, Chitwood and Graham currently serve as Directors.

Set forth below is the age and business experience and background of each of the nominees.

James F. Brooks, age 46,  joined the Company’s operating subsidiary, BrandPartners Retail, Inc., as Chief Operating Officer in June 2002.  Mr. Brooks was elected Interim President of the Company in September 2003 and was appointed Chief Executive Officer in October 2003, and President and Secretary of the Company in August 2004.  He was appointed Chairman of the Board in August 2006.  Mr. Brooks has held senior management positions with subsidiaries of major international corporations and start-up companies.  Prior to June 2002, Mr. Brooks was a consultant with Getzler & Co., a national management and financial consulting firm specializing in corporate turnaround and restructuring.  From 2000 through March 2001, he was Senior Vice President of Cityspree, Inc., an offline and online start-up company that offered local businesses an innovative, barter-based marketing model via gift certificate auctions on e-Bay and other auction oriented web sites.  From 1998 to 1999, Mr. Brooks served as the Vice President, North and South America, of acquisitions and development for Swissotel, a subsidiary of Swissair.  From 1996-1997, Mr. Brooks was a co-founder of Sorbak, Inc., a wholesale and retail franchisee of a national chain focused on ergonomic and back care products.  From 1989 to 1995, Mr. Brooks served as Vice President, North America, of acquisitions, development, and asset management for Meridien Hotels, a subsidiary of Air France.  Mr. Brooks graduated with a B.A. cum laude in 1984 from Connecticut College, and has an M.B.A. from the Harvard Business School, awarded in 1989.

J. Weldon Chitwood, age 44, has been a Director of the Company since October 2003 and served as corporate secretary of the Company from November 2003 through April 2004.  He was formerly a managing partner of Redwood Grove Capital Management, an institutional investor based in San Francisco and New York, and served as managing partner.  Prior to his service with Redwood Grove Capital Management, Mr. Chitwood spent sixteen years with Shaw Industries, preceding its acquisition by Berkshire Hathaway in January 2001.  While with Shaw Industries, Mr. Chitwood was responsible for the turnaround of five different businesses in wholesale, international, and commercial contracting.  Mr. Chitwood attended the University of Georgia and obtained a degree in economics.

Anthony S. Graham, age 50, was appointed a director of the Company in June 2009.  Mr. Graham has been President and Chief Operating Officer of Archonix Systems LLC, a privately held provider of software and services to the public safety industry for the past 5 years.  From December 2008 to the present Mr. Graham has also served as Managing Director of Pamet Software LLC a company that is also in engaged in the development, sale and support of software for use in public safety applications.  Mr. Graham is also a former Director in the Investment Banking Division of Solomon Smith Barney.  Mr. Graham attended the University of Rochester and was awarded a Bachelor of Arts in Economics and Political Science.  He also attended Harvard Business School and was awarded a Masters in Business Administration.

Richard Levy, age 74, has been a director of the Company since April 1994 and was Secretary of the Company from 1994 through August 2001. Since February 2007, Mr. Levy has been with Silverstein Properties, Inc., owners of property in Manhattan, including the World Trade Center properties.  From October 2000 Mr. Levy was a Senior Managing Director of Insignia/ESG, a real estate management and brokerage firm, until the company merged with CB Richard Ellis, where Mr. Levy was employed as a Senior Vice President.  From March 1998 to October 2000, Mr. Levy was a Senior Vice President of Tishman Real Estate Services, a real estate consulting and brokerage firm, and was employed in various positions with the firm for almost 40 years.

There are no family relationships among our executive officers and directors.  None of our executive officers or directors has, during the past five years:

(a)
had any petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of, such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(b)	been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c)
been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any federal or state authority , permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

(d)
been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

The Board of Directors recommends a vote FOR the election of J. Weldon Chitwood, Anthony S. Graham, Richard Levy and James F. Brooks.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s Directors and executive officers, and persons who own more than ten percent of any class of its equity securities registered pursuant to Section 12 of the Exchange Act to file reports of ownership, and changes in ownership with the Securities and Exchange Commission (the “Commission”).  Officers, directors, and greater than ten percent stockholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms they file.

The Company believes, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, that all filing requirements applicable to its officers, directors, and greater than ten percent stockholders were complied with during 2008.

Code of Ethics

The Company has adopted a Code of Ethics effective as of December 8, 2004.  The Code is posted on the Company’s corporate website at www.bptr.com and applies to all personnel of the Company and its operating subsidiaries. We will provide a copy of our Code of Ethics free of charge to any person upon written request to us at the following address: 10 Main Street, Rochester NH  03839.

Board of Directors

The Board of Directors currently consists of five members.  Directors serve until their successors are duly elected or appointed.  Mr. Clifford D. Brune a member of the Board of Directors and Chairperson of the audit of Compensation Committees has elected not to stand for re-election to the Board.

Director Independence

The Board of Directors has determined that all directors standing for election (other than Mr. Brooks) are “independent” as defined by the listing standards of The Nasdaq Stock Market and within the meaning of applicable regulations of the Securities and Exchange Commission.

Meetings And Committees Of The Board Of Directors

During the fiscal year ended December 31, 2008, the Board of Directors met four (4) times with all incumbent Directors attending in excess of 75% of the meetings.  Additionally, during the fiscal year ended December 31, 2008, the Company’s Audit Committee met four (4) times and its Compensation Committee met three (3) times with members attending all meetings.

Board Committees

The Board of Directors has (i) an Audit Committee, (ii) a Compensation Committee, and (iii) a Nominating Committee.

Audit Committee

The Audit Committee (the “Committee”) is currently comprised of Clifford D. Brune, a licensed Certified Public Accountant, who serves as Chairman and J. Weldon Chitwood and Richard Levy.  The role of the Committee  is to assist the Board in its oversight of the Company’s financial reporting process.  The Committee operates pursuant to a Charter that was last amended and restated by the Board in 2004.  A copy of the Committee’s charter is available on the Company’s website at www.bptr.com.

The management of the Company is responsible for the preparation, presentation, and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, and the internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The independent auditors are responsible for auditing the Company’s financial statements, and for expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Committee reviewed the Company’s quarterly financial reports and regulatory issues facing the Company.  Members of the Audit Committee as presently constituted met and held discussions with MSPC Certified Public Accountants and Advisors, P.C., who served as the Company’s independent auditors.  Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the consolidated financial statements with management and with the Company’s independent auditors.  The Committee also discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 308), as amended.

In addition, the Committee discussed with its auditors their independence from the Company and its management, and the auditors provided the Company the written disclosures and letter required from an independent auditor by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

The Committee discussed with the independent auditors the overall scope and plans for the audit.  The Committee met with the Company’s auditors, with and without management present, to discuss the results of their examination, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Mr. Clifford D. Brune, C.P.A., serves as the “audit committee financial expert” for purposes of the Securities and Exchange Commission’s rules.  Members of the Committee rely, without independent verification, on the information provided to them and on the presentations made by management and the independent auditors.  Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Further, the Audit Committee’s reviews and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted accounting standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company’s auditors are in fact “independent.”

Respectfully submitted,
Audit Committee

Clifford D. Brune
J. Weldon Chitwood
Richard Levy

The preceding Audit Committee Report is not to be incorporated by reference into filings we have made or may make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporates other filings we have made or may make under those statutes.

Compensation Committee

The Compensation Committee is currently comprised of Clifford D. Brune, a licensed Certified Public Accountant, who serves as Chairman, and J. Weldon Chitwood and Richard Levy.  The Committee is responsible for approving the nature and amount of compensation to be paid to, and the employment agreements with, BrandPartners’  and its wholly owned subsidiaries executive officers and senior management, establishing and evaluating performance-based criteria and goals related to compensation, administering BrandPartners’ cash bonus and equity-based plans, determining the balance of short- and long-term compensation to be awarded under these plans with respect to any particular year, and determining and overseeing BrandPartners’ compensation and benefits policies generally.  The Compensation Committee currently does not have a charter.

Compensation Policy.

We seek to offer those types of compensation that will serve to attract, motivate, and retain highly qualified executive officers and key employees in an effort to enhance BrandPartners’ success and shareholder value.  In addition, our compensation policies are designed to align the interests of management with BrandPartners’ shareholders.  In order to do so, we consider a range of short-and long-term cash, and non-cash compensation elements.  We believe this serves the goals of compensating BrandPartners’ executive officers competitively on a current basis, tying a portion of the executives’ compensation to company performance, and allowing the executive officers and key employees to gain an ownership stake in BrandPartners commensurate with their relative levels of seniority and responsibility. Executive officers, senior management and key employees are eligible to receive cash bonus compensation both as discretionary and as percentage of salary tied to specific individual performance criteria based on goals for margins and EBITDA of the Company’s wholly owned operating subsidiaries. Each year, we perform a review of the executive compensation programs, compensation philosophy, and committee mission and performance.  In addition, each year we review the nature and amounts of all elements of the executive officers’ compensation, both separately and in the aggregate, to ensure that the total amount of compensation is competitive with respect to BrandPartners’ peer companies, and that there is an appropriate balance for compensation that is tied to the short- and long-term performance of the Company.

Nominating Committee

The Nominating Committee currently does not have a charter.  The Committee is intended to assist in the oversight of the Company’s corporate governance matters, including the determination of the independent of current and prospective Board members, periodic evaluation of the Board of Directors, its committees and individual directors, and the identification and selection of director nominees.

Executive Compensation

The following chart displays the compensation for the named executive officers of the Company for the last three completed fiscal years ended December 31st.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and non- qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)

James F. Brooks (1)	2008	$360,000	$100,000	$27,778	(3)				$35,230	$523,008
Chairman/Chief Exec. Officer	2007	360,000	70,000						52,010	482,010
	2006	360,000	70,000	-		-	-	-	63,033	493,033

Patrick H. Peyton (2)	2008	112,019	25,000	2,222					11,792	151,033
Chief Financial Officer

Suzanne M. Verrill	2008	-	-						27,613	27,613
Chief Financial Officer 2007	2007	32,439	-						133,089	165,528
	2006	145,000	20,000	-			-	-	12,924	177,924

(1)
The amount shown for Stock Awards (column (e)) is based upon the estimated fair value of the restricted stock granted to the named executive and represents the amount of compensation expense we recognized in our consolidated financial statements for the indicated fiscal year.

(2)	All Other Annual Compensation (column (i)) includes health insurance, 401K expenses, car allowance for Mr. Brooks and housing allowance for Mr. Brooks only for fiscal years 2006 and 2007.

(3)
Mr. Brooks entered into an employment agreement as of October 2003 to serve as Chief Executive Officer. The agreement was amended March 16, 2005 and expired March 15, 2008.  Mr. Brooks’ current salary is based upon the terms provided under his prior agreement with the Company.  Mr. Brooks also serves as Chief Executive Officer and President of the Company’s wholly owned subsidiaries.  Pursuant to the 2004 Stock Incentive Plan, Mr. Brook’s options were cancelled and replaced by 1,250,000 shares of restricted common stock on February 8, 2008.  These shares vest 50% on the first anniversary of date of grant and 100% on the second anniversary of date of grant.

(4)	Mr. Peyton was appointed Chief Financial Officer in April 2008 and served in that position through March 2009.

The following table set forth information with respect to the Company’s executives listed in the Summary Compensation Table above concerning the number of unexercised options and the value of unexercised options held by such executives as of the end of 2008.  No options were granted nor exercised by such executives during 2008.

	Option Awards					Stock Awards
	Number of securities underlying unexercised options (#)	Number of securities underlying unexercised options (#)	Equity incentive plan awards: Number of securities underlying unexercised unearned	Option Exercise Price	Option Expiration	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested	Equity incentive plan awards; Number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested
Name	Exercisable	Unexercisable	options (#)	($)	Date	(#)	($)	(#)	($)

James F. Brooks	0	0	0			1,250,000	$50,000	0	$0
Patrick H. Peyton	0	0	0			100,000	$4,000	0	$0

Stock Awards - Pursuant to the 2004 Stock Incentive Plan, Messrs. Brooks and Peyton were granted 1,250,000 and 100,000 shares of restricted common stock on February 8, 2008 respectively.  These shares vest 50% on the first anniversary of date of grant and 100% on the second anniversary of date of grant.

Other Benefits

The Company provides life insurance of one time annual salary, and short and long-term disability insurance to all employees at no cost to the employees.

Employment Contracts

On March 16, 2005, the Company entered into an amended employment agreement with James F. Brooks, pursuant to which Mr. Brooks agreed to serve as President, Chief Executive Officer, and Corporate Secretary of the Company for a term of three years, ending March 15, 2008.  Pursuant to the terms of his prior employment agreement, the Company is currently paying Mr. Brooks a salary of $360,000 per annum, subject to annual review by the Compensation Committee.

Principal Provisions Of The 2004 Stock Incentive Plan

The following is a summary of the Stock Incentive Plan, as adopted by the Board of Directors and is qualified by reference to the full text of the Stock Incentive Plan, which is available for review at the Company’s offices.

General Provisions

The Stock Incentive Plan authorizes the granting of awards to employees (including officers) of the Company and certain related companies in the form of any combination of (1) options to purchase shares of common stock, (2) stock appreciation rights ("SARs"), (3) shares of restricted common stock ("restricted stock"), (4) shares of deferred common stock ("deferred stock"), (5) bonus stock, and (6) tax-offset payments with respect to any of such awards. The Stock Incentive Plan also authorizes the granting of awards to directors who are not employees or officers of the Company ("Outside Directors") to purchase shares of common stock and related limited SARs and tax-offset payments.

Administration - The Stock Incentive Plan is administered by a committee of the Company's Board of Directors, which consists of at least two Outside Directors. The Committee has authority to interpret the Stock Incentive Plan, adopt administrative regulations, and determine and amend the terms of awards to employees. The Board of Directors has similar authority with respect to Outside Directors (although the Stock Incentive Plan may also provide for certain automatic grants to Outside Directors).

Eligibility - The Committee may make awards under the Stock Incentive Plan to employees (including officers) of the Company or of any entity in which the Company owns at least a 20% interest. All employees and Outside Directors are eligible to receive awards under the Stock Incentive Plan.

Limitations on Awards - The aggregate number of shares of common stock which may be issued under the Stock Incentive Plan is 8,000,000. Such shares may consist of authorized but unissued shares or treasury shares. The exercise of a SAR for cash or for the settlement of any other award in cash will not count against this share limit. Shares subject to lapsed, forfeited or canceled awards, including options canceled upon the exercise of tandem SARs for cash, will not count against this limit and can be re-granted under the Stock Incentive Plan. If the exercise price of an option is paid in common stock or if shares are withheld from payment of an award to satisfy tax obligations with respect to the award, such shares also will not count against the above limit. No recipient may be granted stock options, SARs, restricted stock, deferred stock, or bonus stock under the Stock Incentive Plan with respect to more than 1,500,000 shares of common stock in any fiscal year. No employee or Outside Director may be granted tax-offset payments with respect to more than the number of shares of common stock covered by awards held by such employee. The Stock Incentive Plan does not limit awards which may be made under other plans of the Company.

AWARDS

The Stock Incentive Plan authorizes the Committee (or, with respect to awards to Outside Directors, the Board) to grant the following types of awards:

1. Stock Options. The Committee (or, with respect to awards to Outside Directors, the Board) is authorized to grant incentive stock options ("ISOs") and non-qualified stock options to purchase such number of shares of common stock as the Committee (or, with respect to awards to Outside Directors, the Board) determines. An option will be exercisable at such times, over such term and subject to such terms and conditions as the Committee (or, with respect to awards to Outside Directors, the Board) determines, and at an exercise price determined by the Committee, which may be less than the fair market value of the common stock at the date of grant of the option. The Committee (or, with respect to awards to Outside Directors, the Board) has authority to waive any vesting conditions it may have imposed.

2. Stock Appreciation Rights. Upon exercise of a SAR the holder is entitled to receive, for each share with respect to which the SAR is exercised, an amount (the "appreciation") equal to the excess of the fair market value of a share of common stock on the exercise date over the "base amount" determined by the Committee. The appreciation is payable in cash, common stock, or a combination of both, as determined by the Committee. The Committee (or, with respect to awards to Outside Directors, the Board) may grant a SAR which can only be exercised within the 60-day period following a Change of Control (as such term is defined in the Stock Incentive Plan and summarized below). The Committee (or, with respect to awards to Outside Directors, the Board) may also provide that in the event of a Change of Control, the amount to be paid by the Company upon the exercise of the SAR will be based on the Change of Control Price (as defined in the Stock Incentive Plan and summarized below). Such a SAR is sometimes referred to as a limited SAR.

3. Restricted Stock. The Committee is authorized to award restricted stock subject to such terms and conditions as the Committee may determine in its sole discretion. The Committee has authority to determine the number of shares of restricted stock to be awarded, the price, if any, to be paid by the recipient of the restricted stock, and the date or dates on which (or conditions under which) the restricted stock will vest. The Committee has authority to waive any vesting conditions it may have imposed. The Committee also has authority to determine whether the employee will have the right to vote and/or receive dividends on shares of restricted stock, and whether the certificates for such shares will be held by the Company or delivered to the employee bearing legends to restrict their transfer.

4. Deferred Stock. A deferred stock award is a commitment to deliver a specified number of shares of common stock (or their cash value) at a future date. The award may be made subject to vesting, based on future service or satisfaction of other conditions. The Committee has authority to waive any vesting conditions it may have imposed. During the deferral period set by the Committee, the employee may not sell, transfer, pledge or assign the deferred stock award.

5. Bonus Stock. The Committee may award bonus stock subject to such terms and conditions as it may determine. Such awards may be conditioned upon attainment of specific performance goals or such other criteria as the Committee may determine, and the Committee may waive such conditions in its discretion.

6. Tax-Offset Payments. The Committee (or, with respect to awards to Outside Directors, the Board) is authorized to provide for a tax-offset payment by the Company not in excess of the amount necessary to pay the federal, state, local, and other taxes payable with respect to any award and the receipt of the tax-offset payment, assuming the recipient is taxed at the maximum tax rate applicable to such income.

7. Performance Awards. The Committee can designate any awards to employees under the Stock Incentive Plan as "Performance Awards." Awards so designated are to be granted and administered so as to qualify as "performance-based compensation" under Section 162(m) of the Code. The grant or vesting of a Performance Award will be subject to the achievement of performance objectives (the "Performance Objectives") established by the Committee.

8. Deferral of Awards. The Committee may permit an employee to defer receipt of any award for a specified period or until a specified event.

Director Compensation

The following table illustrates Director Compensation for fiscal year 2008:

					Change in
Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	pension value and nonqualified deferred compensation earnings	All other compensation ($)

Clifford D. Brune (1)	$20,000	$22,222	$0	$0	$0	$230,000
J. Weldon Chitwood (2)	$11,875	$11,111	$0	$0	$0	$0
Richard Levy (3)	$11,875	$11,111	$0	$0	$0	$0
Lysle Wickersham (4)	$3,125	$0	$0	$0	$0	$0

(1)
Clifford D. Brune was appointed a director of the Company in December 2005 and elected as a director in June 2006.  He receives a stipend as a Director and for serving as the Chairman of the Audit Committee and the Compensation Committee. Mr. Brune also receives additional compensation for his consulting services to the Company.

(2)	J. Weldon Chitwood has been a director of the Company since October 2003 and receives a stipend as a Director.

(3)	Richard Levy has been a director of the Company since April 1994 and receives a stipend as a Director.

(4)	Lysle Wickersham was appointed a director on June 3, 2008 and resigned effective September 30, 2008 without any disputes or disagreements with the Company and/or its board or management.

Securities Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information regarding ownership of the Company’s common stock as of March 16, 2009 by (a) each person who is known to us to be the beneficial owner of more than 5% of the common stock of the Company, (b) each of our directors, (c) each of our executive officers, and (d) all directors and executive officers of the Company as a group.  The following information is based in part upon data furnished by the persons indicated below.

Name and Address of Beneficial Owner (1)	Amount Beneficially Owned (2)	Percent of Class

Robert S. Trump (3)	4,455,422	11.5%
Longview Fund, L.P. (4)	3,185,517	8.2%
Stadium Capital Management, LLC (5)	2,863,273	7.4%
James F. Brooks (6)	1,460,568	3.8%
Clifford D. Brune (7)	1,000,000	2.6%
J. Weldon Chitwood (8)	500,000	1.3%
Richard Levy (9)	500,000	1.3%
Patrick H. Peyton (10)	130,000	0.3%
All directors and executive officers as a group (4 persons)	3,590,568	9.2%
Total	14,094,780

(1)	Unless otherwise indicated, the business address for each of such beneficial owners is in care of BrandPartners Group, Inc., 10 Main Street, Rochester, New Hampshire 03839.

(2)
Directly and indirectly.  The inclusion of securities owned by others as beneficially owned by the respective individuals does not constitute an admission that such individuals are the beneficial owners of such securities.

(3)	Represents 4,455,422 shares of common stock. The business address for Mr. Trump is in care of Trump Management, Inc., 2611 West Second Street, Brooklyn, NY 11223

(4)
Represents 3,185,517 shares of common stock.  The address for Longview Fund L.P. is 600 Montgomery St., 44th Floor, San Francisco, CA 94111.  Besides the shares of common stock reported on Form 13G, Longview Fund owns 196,667 warrants for common stock priced at $0.85 per share.

(5)	Represents 2,863,273 shares of common stock. The business address for Stadium Capital Management, LLC is 19785 Village Office Court, Suite 101, Bend, OR 97702.

(6)
Mr. Brooks is the Company’s Chairman of the Board of the Directors, President and Chief Executive Officer.  This includes:  1,250,000 restricted shares issued February 8, 2008 vesting 50% on February 8, 2009 and 50% on February 8, 2010, and 31,100 common shares.

(7)	Mr. Brune is a member of the Company’s Board of Directors. This represents: 1,000,000 restricted shares issued February 8, 2008 vesting 50% on February 8, 2009 and 50% on February 8, 2010.

(8)	Mr. Chitwood is a member of the Company’s Board of Directors. This represents: 500,000 restricted shares issued February 8, 2008 vesting 50% on February 8, 2009 and 50% on February 8, 2010.

(9)	Mr. Levy is a member of the Company’s Board of Directors. This represents: 500,000 restricted shares issued February 8, 2008 vesting 50% on February 8, 2009 and 50% on February 8, 2010.

(10)	Mr. Peyton is the Company’s Chief Financial Officer. This represents: 100,000 restricted shares issued February 8, 2008 vesting 50% on February 8, 2009 and 50% on February 8, 2010.

Certain Relationships and Related Transactions and Director Independence

Messrs. Chitwood, Levy and Graham are both independent members of the Board of Directors.  The Company does not have any specific guidelines related to the independence of the members of its Board of Directors as it is not listed on any national securities exchange or with any national securities association and its stock is traded on the Over-the-Counter Bulletin Board.

On February 1, 2005, the Company signed an agreement for consulting services with Clifford D. Brune, who became a member of the Board of Directors on December 29, 2005.  The agreement provided for twelve months of consulting services at a fee of $15,000 per month.  On December 19, 2005, the agreement was amended to change the term of the agreement from a term of twelve months to “month-to-month.”  The amended agreement provides for a minimum six-month written notice if either the Company or Mr. Brune elects to terminate the agreement.

PROPOSAL 2:  INDEPENDENT ACCOUNTANTS

The Audit Committee has appointed MSPC Certified Public Accountants and Advisors, P.C. as the Company’s independent auditors for the Fiscal Year ending December 31, 2009 and the Board of Directors has approved the appointment. The Board of Directors has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

	2008	2007

Audit fees	$147,000	$140,844
Tax fees	20,000	23,636

Totals	$167,000	$164,480

The classification “audit fees” includes fees for the audits of the Company’s annual financial statements for 2008 and 2007 and the quarterly review of the statements.  “Audit-related services” consists primarily of the review of registration statements and the issuance of related consents.  “Tax fees” include tax planning and the preparation of the Company’s tax returns.  Moore Stephens did not provide any tax or financial information systems design or implementation services to the Company for the year 2008.

The Board of Directors recommends that you vote FOR ratification of the appointment of MSPC Certified Public Accountants and Advisors P.C.

PROPOSAL III

APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE
AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 100,000,000 TO 200,000,000

The Board of Directors has adopted, subject to stockholder approval, an amendment to our Articles of Incorporation (see Annex A) to increase our authorized number of shares of common stock from 100,000,000 to 200,000,000.

Background of Proposal

Under Delaware law, we may only issue shares of common stock to the extent such shares have been authorized for issuance under our Articles of Incorporation. Our Articles of Incorporation currently authorizes the issuance of up to 100,000,000 shares of common stock. In order to ensure sufficient shares of common stock will be available for issuance by the Company, the Board of Directors has approved, subject to stockholder approval, an amendment to our Articles of Incorporation to increase the number of shares of such common stock authorized for issuance from 100,000,000 to 200,000,000.

Purpose and Effect of the Amendment

The principal purpose of the proposed amendment to our Articles of Incorporation is to authorize additional shares of common stock, which will be available in the event the Board of Directors determines that it is necessary or appropriate to permit future stock splits in the form of stock dividends, to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees and officers or for other corporate purposes. The availability of additional shares of common stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock. If the amendment is approved by the stockholders, the Board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law.

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

The holders of common stock have no preemptive rights and the Board of Directors has no plans to grant such rights with respect to any such shares.

The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized common stock is not prompted by any specific effort or takeover threat currently perceived by management.

The proposed amendment to our Articles of Incorporation appears as Appendix A to this proxy statement. The additional shares of common stock to be authorized pursuant to the proposed amendment will be of the same class of common stock as is currently authorized under the our Articles of Incorporation. We do not have any current intentions, plans, arrangements, commitments or understandings to issue any shares of our capital stock except in connection with potential capital raising transactions and our existing equity compensation plans. If approved, this proposal will become effective upon the filing of an amendment to our Articles of Incorporation with the Secretary of State of the Delaware containing substantially this amendment, which we would do promptly after the annual meeting.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal 3, approving the
Amendment to the Articles of Incorporation authorizing additional shares of common stock.

Authorization of Additional Shares of Common Stock

An amendment to the Company's articles of organization increasing our authorized Common Stock to 200,000,000 shares from 100,000,000 shares will enable us to have sufficient shares of Common Stock available for issuance. The principal purpose of the proposed amendment to our Articles of Incorporation is to authorize additional shares of common stock, which will be available in the event the Board of Directors determines that it is necessary or appropriate to permit future stock splits in the form of stock dividends, to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees and officers or for other corporate purposes. The availability of additional shares of common stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock

There are no present plans to issue any of the newly authorized shares for any purpose, including financing related activity and/or future acquisitions with the exception of raising funds for general working capital purposes as well as to satisfy or restructure our mezzanine debt.

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, each new issuance will decrease the existing stockholders’ percentage equity ownership and would be dilutive to the existing stockholders unless the issuance is on a pro rata basis to existing shareholders. The Company does not have current plans to issue shares that would not be dilutive on a pro rata basis to the existing shareholders. Examples of a pro rata basis issuance are stock dividends or stock splits.

The newly authorized shares of Common Stock will have the same rights and privileges as the presently authorized shares of our Common Stock. Our Common Stock does not entitle any holder to any dividend or preemption rights.

There can be no assurance as to the amount of consideration the Company would receive from any issuance of additional shares of our Common Stock nor can there be any assurance of what effect, if any, the proposed increase in the authorized shares of our Common Stock and any subsequent issuance will have on the market price of our Common Stock.

Since the number of authorized shares of our Common Stock will be increased to 200,000,000, the issuance in the future of such authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock.

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. However, the proposed increased in the authorized common stock is not the result of any such specific  effort; rather, as indicated above, the purpose of the increase in the  authorized common stock is to provide the Company's management with the ability  to issue shares for future acquisition, financing and operational possibilities,  and not to construct or enable any anti-takeover defense or mechanism on behalf  of the Company. While it is possible that management could use the additional  shares to resist or frustrate a third-party transaction providing an  above-market premium that is favored by a majority of the independent  stockholders, the Company has no intent or plan to employ the additional  unissued authorized shares as an anti-takeover device. As a consequence, the  increase in authorized common stock may make it more difficult for, prevent or  deter a third party from acquiring control of the Company or changing its board  of directors and management, as well as inhibit fluctuations in the market price  of the Company's shares that could result from actual or rumored takeover  attempts. The Company currently has no such provisions in any of its governing documents.

 As summarized, provisions of the Company's certificate of incorporation and by-laws and applicable provisions of the Delaware Law may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. These provisions may also have the effect of deterring hostile takeovers or delaying changes in the Company's control or in its management.

DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS

Rules of the Securities and Exchange Commission require that any proposal by a stockholder must be received by the Company for consideration at the 2010 Annual Meeting of Stockholders no later April 30, 2010 if any such proposal is to be eligible for inclusion in the Company’s Proxy Statement materials for its 2010 Annual Meeting. Under such rules the Company is not required to include stockholder proposals in its Proxy/Information Statement materials unless certain other conditions specified in such rules are met.

VOTING PROCEDURE

Under Delaware law, each holder of record is entitled to vote the number of shares owned by the shareholder for any agenda item. There are no cumulative voting rights for the shareholders of the Company.

OTHER MATTERS

All expenses in connection with the solicitation of proxies will be borne by us. In addition to solicitation by mail, proxies may be solicited personally by telephone, telecopy or telegraph by our offices and employees, who will receive no compensation for their services. Brokers, banks, nominees, fiduciaries and other custodians will be requested to solicit beneficial owners of the shares and will be reimbursed for their expenses.

The Board is not aware of any other matter, other than those described above, that maybe presented for action at the Annual Meeting. If any other matter or proposal should be presented and should properly come before the Annual Meeting for action, the persons named in the accompanying proxy will vote upon such matter and upon such proposal in accordance with their best judgment. The enclosed proxy confers discretionary authority to take action with respect to any additional matters which may come before the Annual Meeting.

By order of the Board of Directors,

James F. Brooks
Chief Executive Officer, President and Secretary

Dated:	Rochester, New Hampshire
June __, 2009

Annex A

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
BrandPartners Group, Inc.

BrandPartners Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:                      That at a meeting of the Board of Directors of BrandPartners Group, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of  Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by increasing the authorized common stock of the corporation from 100,000,000 shares at $0.01 par value to 2000,000,000 shares at $0.01 changing the Articles thereof numbered "IV", so that, as amended, said Article shall be and read as follows:

"ARTICLE IV

CAPITAL STOCK

     SECTION 1. Authorized Stock.  The Corporation shall be authorized to issue 220,000,000 shares of capital stock, of which 200,000,000 shares shall be shares of Common Stock, $.01 par value ("Common Stock"), and 20,000,000 shares shall be shares of Preferred Stock, $.01 par value ("Preferred Stock").

     SECTION 2. Preferred Stock.  The Preferred Stock may be issued from time to time in one or more series. The board of directors of the Corporation (the "Board of Directors") is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the DGCL (a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a) the designation of the series, which may be by distinguishing number, letter or title;

(b) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(c) whether dividends, if any, shall be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

(d) the rate of any dividends (or method of determining such dividends) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

(e) the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any;

(f) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(g) the amount payable out of the assets of the Corporation to the holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(h) provisions, if any, for the conversion or exchange of the shares of such series, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock, or any other security, of the Corporation, or any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

(i) restrictions on the issuance of shares of the same series or of any other class or series, if any; and;

(j) the voting rights, if any, of the holders of shares of the series.

     SECTION 3. Common Stock; Voting; Registered Owner.  The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.  The holders of shares of Common Stock shall be entitled to one vote for each such share upon all proposals presented to the stockholders on which the holders of Common Stock are entitled to vote. Except as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

     The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

     SECTION 4. Options, Warrants and Other Rights.  The Board of Directors is authorized to create and issue options, warrants and other rights from time to time entitling the holders thereof to purchase securities or other property of the Corporation or any other entity, including any class or series of stock of the Corporation or any other entity and whether or not in connection with the issuance or sale of any securities or other property of the Corporation, for such consideration (if any), at such times and upon such other terms and conditions as may be determined or authorized by the Board of Directors and set forth in one or more agreements or instruments. Among other things and without limitation, such terms and conditions may provide for the following:

(a) adjusting the number or exercise price of such options, warrants or other rights or the amount or nature of the securities or other property receivable upon exercise thereof in the event of a subdivision or combination of any securities, or a recapitalization, of the Corporation, the acquisition by any person of beneficial ownership of securities representing more than a designated percentage of the voting power of any outstanding series, class or classes of securities, a change in ownership of the Corporation's securities or a merger, statutory share exchange, consolidation, reorganization, sale of assets or other occurrence relating to the Corporation or any of its securities, and restricting the ability of the Corporation to enter into an agreement with respect to any such transaction absent an assumption by another party or parties thereto of the obligations of the Corporation under such options, warrants or other rights;

(b) restricting, precluding or limiting the exercise, transfer or receipt of such options, warrants or other rights by any person that becomes the beneficial owner of a designated percentage of the voting power of any outstanding series, class or classes of securities of the Corporation or any direct or indirect transferee of such a person, or invalidating or voiding suchoptions, warrants or other rights held by any such person or transferee; and

(c) permitting the Board of Directors (or certain directors specified or qualified by the terms of the governing instruments of such options, warrants or other rights) to redeem, terminate or exchange such options, warrants or other rights.

This paragraph shall not be construed in any way to limit the power of the Board of Directors to create and issue options, warrants or other rights."

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares required by statute were voted in favor of the amendment.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:  That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said BrandPartners Group, Inc. has caused this certificate to be signed by its President, this                day of                        , 2009.

James F. Brooks, President

BrandPartners Group

July [    ], 2009

Dear Stockholder,

You are cordially invited to attend the BrandPartners Group Annual Meeting of Stockholders on Friday August 7, 2009.  The meeting will begin promptly at 10:00 a.m. local time at the executive offices of the Company.

The official Notice of Annual Meeting of Stockholders, Proxy Statement, form of proxy and  Annual Report to Stockholders are included with this letter.  The matters listed in the Notice of Annual Meeting of Stockholders are described in detail in the Proxy Statement.

Your vote is important.  Whether or not you plan to attend the annual meeting, I urge you to complete, sign and date the enclosed proxy card and return it in the accompanying envelope as soon as possible so that your stock may be represented at the meeting.

Sincerely,

James F. Brooks
Chairman of the Board

BrandPartners Group Inc.
10 Main Street │ Rochester, NH 03839 │ 800.732-3999 │ fax 603.332-7429 │ www.brandpartnersgroupinc.com

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼
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Upon arrival, please present this admission ticket at the registration desk

Directions to BrandPartners

From the South

1.	Route 95 north into New Hampshire to exit 4 (Route 16/Spaulding Turnpike, White Mountains, N.H.Lakes), exit forks to the left.
2.	Follow Route 16/Spaulding Turnpike north (approx. 18 miles) to exit 12 (Gonic/Rochester, Route 125).
3.	Take left at bottom of the exit ramp, Route 125 south. Continue to lights, then take left at lights to Gonic.
4.	Continue on approximately 3/10 of a mile.
5.	BrandPartners is on the right in a large brick mill building before the bridge. Enter through the door marked "Reception".

From the North:

1.	Take Route 95 south, into NH.
2.	Merge onto NH-16 North/Spaulding Turnpike via exit 5 toward Newington/Dover (Portions toll).
3.	Follow Route 16/Spaulding Turnpike north to exit 12 Gonic/Rochester, Route 125 South.
4.	Take left at bottom of the exit ramp, Route 125 south. Continue to lights, then take left at lights to Gonic.
5.	Continue on approximately 3/10 of a mile.
6.	BrandPartners is on the right in a large brick mill building before the bridge. Enter through the door marked "Reception".

(Continued, and to be marked, dated and signed, on the other side)

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

BrandPartners Group Inc.

The undersigned appoints James F. Brooks, J. Weldon Chitwood and Richard Levy each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of BrandPartners Group, Inc. held of record by the undersigned at the close of business on June 29, 2009 at the 2009 Annual Meeting of Shareholders of BrandPartners Group, Inc. to be held on August 7, 2009 or at any adjournment thereof.

VOTE BY INTERNET – www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.S. Eastern time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY  11717.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼
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PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please mark
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	your votes
like this:
☒

1. Election of Directors:
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
J. Weldon Chitwood (Class I Director)	☐	☐	☐	2. Ratification of appointment	☐	☐	☐
Anthony S. Graham (Class I Director)	☐	☐	☐	of MSPC Certified Public
Richard Levy (Class II Director)	☐	☐	☐	Accountants and Advisors P.C.
James F. Brooks (Class III Director)	☐	☐	☐
					FOR	AGAINST	ABSTAIN
				3. Proposal to amend the	☐	☐	☐
Certificate of Incorporation
to increase authorized common
stock to 200,000,000 shares.
Company ID:					FOR	AGAINST	ABSTAIN
Proxy Number:				4. In their discretion, the proxies are	☐	☐	☐
Account Number:				authorized to vote upon such other
business as may properly come before
the meeting.

Signature	Signature	Date
NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer, If a partnership, please sign in partnership name by authorized person.